UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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OSTEOTECH, INC.
(Name of Registrant as Specified In Its Charter)
MEDTRONIC, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NEWS RELEASE

Medtronic Contacts:	Osteotech Contacts:

Marybeth Thorsgaard Public Relations 612-859-5181	Jennifer Beugelmans Investor Relations 646-596-7473

Jeff Warren Investor Relations 763-505-2696	Dan Budwick Media Relations 973-271-6085
FOR IMMEDIATE RELEASE
MEDTRONIC SIGNS AGREEMENT TO ACQUIRE OSTEOTECH
Acquisition Will Expand Product Offering, Pipeline and New Markets for Biologics Business
MEMPHIS, TENN. August 17, 2010 —Medtronic Inc., (NYSE: MDT) and Osteotech, Inc., (NASDAQ: OSTE) today announced that the companies have signed a definitive agreement under which Medtronic will acquire Osteotech for $6.50 per share in cash for each share of Osteotech common stock. The total value of the transaction is expected to be approximately $123 million.
Osteotech is a leader in the growing field of biologic products for regenerative healing, and has pioneered several innovative technology platforms including Grafton® demineralized bone matrix, a family of products which has a large and growing body of evidence supporting its best-in-class bone generating capabilities. Osteotech’s differentiated portfolio of biologics also includes MagniFuse™ Bone Grafts and Plexur® Biocomposites, which are utilized in a broad range of musculoskeletal surgical procedures. In addition, Osteotech is in the midst of seeking U.S. Food & Drug Administration clearance for the first product based upon its first-in-class HCT™ (Human Collagen Technology) platform, an engineered human collagen biomaterial.
The acquisition of Osteotech will complement the Medtronic Biologics business’ bone healing portfolio and expand its current presence in spine, orthopedic trauma, and dental into several additional new treatment areas including joint reconstruction, foot and ankle, and sports medicine. In addition, the combined technical and product capabilities will create opportunities to develop breakthrough next-generation products.
“This acquisition represents a key step in Medtronic’s strategy to build a broader business in regenerative biologics,” said Chris O’Connell, Medtronic executive vice president and Restorative Therapies Group president. “Osteotech’s products and capabilities will better position Medtronic in today’s competitive musculoskeletal biologics market, and also position the company more broadly for the opportunity we see in the future.”
Tom McGuinness, general manager of Medtronic’s Biologics business said, “We see substantial opportunities during the next five to 10 years to help more patients with biologics and regenerative therapies. The combination of our two organizations will only accelerate our innovation and progress against our goals in helping to alleviate pain, restore health, and extend life for our patients.”
“Our mission is to develop leading-edge regenerative biologics that will positively impact the lives of patients, enhance physicians’ capabilities to deliver superior surgical outcomes and enhance the gift of life to promote healing,” said Sam Owusu-Akyaw, president and chief executive officer of Osteotech. “Through the efforts of all our stakeholders, we have created a pipeline of biologics platforms unprecedented in the emerging biologics industry. We believe Medtronic’s global scale and scope across geographies and functions and its commitment to innovation make them an ideal partner to carry forward our mission.”
“With a unanimous vote, the board of directors of Osteotech approved this transaction because the board believes it offers significant value to our stockholders,” said Kenneth P. Fallon, III, chairman of the board of directors of Osteotech. “We believe this is the best path forward for the Osteotech organization and products, and we look forward to finalizing this transaction smoothly and quickly.”
The transaction is subject to customary closing conditions, including approval by Osteotech’s stockholders and U.S. and foreign regulatory clearances.
About Medtronic and Medtronic Biologics
Medtronic, Inc. (www.medtronic.com), headquartered in Minneapolis, is the global leader in medical technology — alleviating pain, restoring health, and extending life for millions of people around the world.
Medtronic Biologics, based in Memphis, Tenn., is the global leader in biologics regeneration and pain therapies across a variety of musculoskeletal and other applications. The business markets breakthrough innovations such as INFUSE™ Bone Graft, which received the prestigious Prix Galien USA Award for Best Biotechnology Product in 2008. Medtronic Biologics also has a robust pipeline of other products, including sciatica and post-op pain therapies, all of which complement its focus on applications for the spine, orthopedic trauma, and dental.

About Osteotech
Osteotech, Inc., headquartered in Eatontown, New Jersey, is a global leader in providing biologic solutions for regenerative medicine to support surgeons and their patients in the repair of the musculoskeletal system through the development of innovative therapy-driven products that alleviate pain, promote biologic healing and restore function. For further information regarding Osteotech, please go to Osteotech’s website at www.Osteotech.com.
Additional Information about the Proposed Transaction and Where You Can Find It
Osteotech intends to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of Osteotech by Medtronic. The definitive proxy statement will be mailed to Osteotech stockholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of Osteotech are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, Osteotech and Medtronic. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Osteotech’s website at www.osteotech.com or by writing Osteotech at 51 James Way, Eatontown, New Jersey, 07724.
Information Regarding Participants
Osteotech, Medtronic and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Osteotech stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Osteotech stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 16, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing Medtronics’s website at www.Medtronic.com and clicking on the Investors link. You can find information about Osteotech’s executive officers and directors in its definitive proxy statement filed with the SEC August 3, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov or by accessing Osteotech’s website at www.osteotech.com or by writing Osteotech at 51 James Way, Eatontown, New Jersey, 07724.
Safe Harbor
This Press Release contains forward-looking statements that may include statements regarding the intent, belief or current expectations of Osteotech, Medtronic and their respective management. Forward looking statements include statements about the benefits and advantages of the acquisition for Osteotech and its stockholders, and the benefits of the acquisition for Medtronic post-transaction, such as product development opportunities and operating synergies. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors, including but not limited to the risk that the acquisition of Osteotech by Medtronic will not close as the transaction is subject to certain closing conditions, such as the ability to obtain regulatory approvals of the proposed acquisition, including antitrust approval, and the approval of the transaction by Osteotech’s stockholders. In addition, if and when the transaction is closed, there will be risks and uncertainties related to Medtronic’s ability to integrate Osteotech successfully, the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected; disruption from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in the SEC filings for Medtronic and Osteotech, including but not limited to Medtronic’s Annual Report on Form 10-K for the year ended April 30, 2010 and Osteotech’s Annual Report on Form 10-K for the year ended December 31, 2009. Medtronic and Osteotech each disclaim any obligation to update and revise statements contained in this release based on new information or otherwise.
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